United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


                                   FORM 8 - K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): July 26, 2004



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579




      State of Incorporation            IRS Employer Identification No.
             Delaware                            06-0495050





                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 9 - Regulation FD Disclosure

The following information is furnished pursuant to Item 9, "Regulation FD Disclosure" and Item 12, "Disclosure of Results of Operations and Financial Condition."

On July 26, 2004, the registrant issued a press release setting forth its financial results, including consolidated statements of income, selected segment data, and a reconciliation of GAAP results to adjusted results for the three and six months ended June 30, 2004 and 2003, and consolidated balance sheets at June 30, 2004, March 31, 2004 and June 30, 2003. A copy of its press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.



                                   Signatures
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          PITNEY BOWES INC.


July 26, 2004




                          /s/ B. P. Nolop
                          -------------------------------
                          B. P. Nolop
                          Executive Vice President and
                          Chief Financial Officer
                          (Principal Financial Officer)





                          /s/ J. R. Catapano
                          -------------------------------
                          J. R. Catapano
                          Controller
                          (Principal Accounting Officer)

                                Index to Exhibit

Exhibit                Description
-------                ----------------------------------

99.1                   Press release, dated July 26, 2004.

                                                              Exhibit 99.1
                                                              ------------

             PITNEY BOWES RESULTS ON TARGET FOR SECOND QUARTER 2004
             ------------------------------------------------------

                    o  Revenue Growth of 6%
                    o  GAAP Earnings per Share Growth of 14%
                       >  Adjusted Earnings per Share Growth of 5%
                    o  Cash from Operations of $239 Million
                    o  Acquisition of Group 1 Completed in July

STAMFORD, Conn., July 26, 2004 - Pitney Bowes Inc. (NYSE: PBI) today announced second quarter 2004 revenue and earnings performance in line with previous guidance. Commenting on the quarter, Chairman and CEO Michael J. Critelli said, "We are pleased that our financial performance was on target during the quarter. The quarter's results included good market acceptance of new products by small and mid-size, international, and document messaging technologies customers and ongoing integration of acquisitions such as DDD Company and International Mail Express. This is consistent with our plan to grow by enhancing the core businesses and expanding our market presence through strategic acquisitions. The acquisition of Group 1 Software, which was completed last week, is the latest example of our strategy to grow our share of the $250 billion global mail and document management markets. This acquisition will help us expand our global reach; grow our mailstream participation; and lay the foundation for profitable expansion into the customer communication market."

                                      (1)

         Revenue for the quarter grew six percent to $1.21 billion and net income was $134.7 million or $.58 per diluted share, representing a 14 percent increase compared to the previous year. Diluted earnings per share, excluding a charge for the company's restructuring program, were $.62. During the quarter, the company took several actions as part of its previously announced restructuring program and recorded an after-tax charge of $10 million or $.04 per diluted share. Excluding this charge, net income was $145.1 million. Consistent with the company's strategy to transition out of external financing activity, non-core Capital Services contributed $.03 per diluted share this quarter compared to $.04 per diluted share in the second quarter of 2003.
         The company generated $239 million in cash from operations during the quarter. Subtracting $72 million in capital expenditures and excluding $14 million in payments associated with restructuring initiatives, free cash flow was $180 million. In addition, the company generated approximately $31 million in cash from the sale of non-core Capital Services assets. During the quarter the company repurchased approximately 892,000 of its shares for $39 million, leaving $265 million of authorization for future share repurchases.
         In the Global Mailstream Solutions Segment revenue increased five percent and earnings before interest and taxes (EBIT) increased four percent during the quarter. Revenue was characterized by continued strong growth in small business solutions and double-digit growth in supplies and presort mail services. The company has recently introduced a program to offer presort services to a broader range of its customers. The quarter's revenue trends also reflect the ongoing changing mix of the product line, where a greater percentage of the revenue is coming from more fully featured smaller systems, supplies, payment solutions, software and services and less from larger systems sales.
         Non-U.S. operations again experienced good organic revenue growth and also benefited from favorable foreign currency exchange rates, although to a lesser extent than in the first quarter of the year. Overall, the introduction of new digital mailing systems continues to be well received by customers worldwide. All of the major markets in Asia and Europe had positive revenue growth in the quarter, including Germany, which has experienced improving business trends.
         In the Global Enterprise Solutions Segment revenue grew seven percent and EBIT increased 15 percent during the quarter.

                                      (2)

         Pitney Bowes Management Services (PBMS) reported revenue of $264 million, a five- percent increase compared to the prior year, with improved margins on a sequential basis. PBMS continued its process of identifying and delivering focused document management solutions to customers on a cost-effective basis. There appeared to be improving demand during the quarter for document management services in several key vertical markets, including the government, legal and financial markets.
         Document Messaging Technologies (DMT) reported revenue growth of 15 percent to $70 million for the quarter, with improved margins over the prior year. DMT benefited from the large backlog of orders generated in previous quarters, in addition to the ongoing customer demand for the company's industry leading inserting systems, such as APSTM and FlowmasterTM inserters. There was also strong growth during the quarter in software solutions offerings.
         In the Capital Services Segment, revenue increased 35 percent and EBIT increased one percent. Revenue and EBIT for the quarter were favorably affected by the sale of non-core assets. Excluding these asset sales, Capital Services revenue would have declined six percent and EBIT would have declined eight percent compared to prior year.
         Including the recently completed acquisition of Group 1, the company expects year-over-year revenue growth for the third quarter 2004 to be in the range of seven to nine percent and for the full year 2004 to be in the range of six to seven percent. As previously announced, over the remainder of this year the company expects to incur additional restructuring charges. The company is still finalizing plans related to future restructuring actions, a portion of which will be recorded in the third and fourth quarters. Therefore, earnings guidance is provided excluding the impact of these future charges, which have not yet been determined. The company expects diluted earnings per share to be in the range of $.62 to $.64 for the third quarter 2004 and reaffirms its full-year diluted earnings per share range of $2.44 to $2.51.
           In year-over-year comparisons, second quarter 2004 revenue included $338.4 million from sales of equipment and supplies, up three percent versus the prior year; $200.6 million from rentals, up four percent; $158.6 million from core financing, up four percent; $40.7 million from non-core financing, up 48 percent; $307.6 million from business services, up ten percent; and $159.9 million from support services, up five percent.

                                      (3)

         For the six-month period ended June 30, 2004, revenue was $2.38 billion, up seven percent compared to 2003. Included in revenue was $669.8 million from sales of equipment and supplies, up eight percent; $402.1 million from rentals, up three percent; $317.0 million from core financing, up four percent; $60.2 million from non-core financing, up four percent; $608.3 million from business services, up ten percent; and $320.4 million from support services, up six percent. Net income for the period was $261.3 million or $1.11 per diluted share up 13 percent compared to 2003. Included in net income for the period was $31.3 million in pre-tax restructuring charges. Excluding the after tax impact of these charges, net income was $281.3 million and diluted earnings per share were $1.20, an increase of six percent versus the prior year.
         Management of Pitney Bowes will discuss the company's financial results in a conference call today scheduled for 5:00 p.m. EDT. Instructions for listening to the conference call over the WEB are available on the Investor Relations page of the company's web site at www.pb.com/investorrelations.
                                            ----------------------------
         Pitney Bowes engineers the flow of communication. The company is a $4.6 billion global leader of integrated mail and document management solutions headquartered in Stamford, Connecticut. For more information about the company, its products, services and solutions, visit www.pitneybowes.com.
                                            -------------------


         Pitney Bowes has presented in this earnings release net income and diluted earnings per share on an adjusted basis. Also, management has included a presentation of free cash flow on an adjusted basis.
         Management believes this presentation provides a reasonable basis on which to present the adjusted financial information, and is provided to assist in investors' understanding of the Company's results of operations. In general, results are adjusted to exclude the impact of special items such as restructuring charges and write downs of assets, which materially impact the comparability of the Company's results of operations. The adjusted financial information is intended to be more indicative of the ongoing operations and economic results of the Company.
         This adjusted financial information should not be construed as an alternative to our reported results determined in accordance with generally accepted accounting principles (GAAP). Further, our definition of this adjusted financial information may differ from similarly titled measures used by other companies.
         Pitney Bowes has provided in supplemental schedules attached for reference adjusted financial information and a quantitative reconciliation of the differences between the adjusted financial measures with the financial measures calculated and presented in accordance with GAAP, except with respect to our guidance because it would not be meaningful.

                                      (4)

Additional reconciliation of adjusted financial measures to financial measures calculated and presented in accordance with GAAP may be found at the Company's web site in the Investor Relations section at
www.pb.com/investorrelations.
----------------------------

         The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements include, but are not limited to, statements about possible restructuring charges and our future guidance, including our expected revenue in the third quarter and full year 2004, and our expected diluted earnings per share for the third quarter and for the full year 2004. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2003 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

================================================================================

Note: Consolidated statements of income for the three and six months ended June 30, 2004 and 2003, and consolidated balance sheets at June 30, 2004, March 31, 2004, and June 30, 2003, are attached.

                                      (5)

                                Pitney Bowes Inc.
                        Consolidated Statements of Income
                                   (Unaudited)
                                   -----------

(Dollars in thousands, except per share data)

                                            Three Months Ended June 30,           Six Months Ended June 30,
                                        ------------------------------          ---------------------------
                                                   2004        2003 (1)                2004         2003 (1)
                                        ---------------     ----------          -----------      ----------
Revenue from:
  Sales                                  $      338,442     $  327,804           $  669,802      $  618,654
  Rentals                                       200,635        193,693              402,073         389,981
  Business services                             307,576        279,300              608,281         551,920
  Support services                              159,946        152,791              320,445         301,712
  Core financing                                158,627        152,888              317,016         304,557
  Non-core financing                             40,675         27,402               60,206          57,863
                                        ---------------    -----------          -----------      ----------

         Total revenue                        1,205,901      1,133,878            2,377,823       2,224,687
                                        ---------------    -----------          -----------      ----------


Costs and expenses:
  Cost of sales                                 151,918        147,549              311,293         287,476
  Cost of rentals                                43,077         43,643               84,777          85,108
  Cost of business services                     252,690        229,529              498,582         452,322
  Cost of support services                       85,114         80,863              170,737         159,162
  Cost of non-core financing                     13,017              -               13,017               -
  Selling, general and administrative           365,322        348,049              727,050         689,802
  Research and development                       38,930         39,008               74,934          74,759
  Restructuring charge                           16,229         32,091               31,272          53,356
  Interest, net                                  41,656         40,178               82,192          83,459
                                        ---------------    -----------          -----------      ----------


         Total costs and expenses             1,007,953        960,910            1,993,854       1,885,444
                                        ---------------    -----------          -----------      ----------


Income before income taxes                      197,948        172,968              383,969         339,243
Provision for income taxes                       63,230         54,072              122,657         106,444
                                        ---------------    -----------          -----------      ----------


Net income                               $      134,718    $   118,896          $   261,312     $   232,799
                                        ===============    ===========          ===========     ===========

Basic earnings per share                 $         0.58    $      0.51          $      1.13     $      0.99
                                        ===============    ===========          ===========     ===========

Diluted earnings per share               $         0.58    $      0.50          $      1.11     $      0.98
                                        ===============    ===========          ===========     ===========

Average common and potential common
  shares outstanding                        234,122,702    236,136,087          234,521,468     236,421,147
                                        ===============    ===========          ===========     ===========

(1) Prior year amounts have been reclassified to conform with the current year presentation.

                                Pitney Bowes Inc.
                           Consolidated Balance Sheets
                                   (Unaudited)
                                   -----------

(Dollars in thousands, except per share data)

Assets                                                           6/30/04               3/31/04               6/30/03
------                                                      ------------         -------------         -------------
Current assets:
    Cash and cash equivalents                              $     328,282         $     298,711         $     358,167
    Short-term investments, at cost which
        approximates market                                        1,951                 2,180                 7,464
    Accounts receivable, less allowances:
        6/04 $38,096  3/04 $41,165  6/03 $37,560                 480,314               478,905               417,157
    Finance receivables, less allowances:
        6/04 $69,449  3/04 $69,160  6/03 $65,939               1,339,262             1,374,784             1,388,248
    Inventories                                                  207,950               215,036               231,425
    Other current assets and prepayments                         198,011               204,487               192,679
                                                           -------------         -------------         -------------

          Total current assets                                 2,555,770             2,574,103             2,595,140
                                                           -------------         -------------         -------------

Property, plant and equipment, net                               662,011               667,887               647,682
Rental equipment and related inventories, net                    453,855               480,520               426,996
Property leased under capital leases, net                          2,176                 2,171                 2,245
Long-term finance receivables, less allowances:
        6/04 $111,111  3/04 $106,027  6/03 $77,131             1,799,073             1,819,967             1,637,674
Investment in leveraged leases                                 1,541,186             1,534,570             1,542,640
Goodwill                                                       1,003,002               995,029               911,347
Intangible assets, net                                           208,611               206,145               192,119
Other assets                                                     856,682               901,540               916,477
                                                           -------------         -------------         -------------

Total assets                                                $  9,082,366          $  9,181,932          $  8,872,320
                                                           =============         =============         =============

Liabilities and stockholders' equity
------------------------------------
Current liabilities:
    Accounts payable and accrued liabilities                $  1,312,469          $  1,350,379          $  1,319,719
    Income taxes payable                                         187,838               191,296               170,863
    Notes payable and current portion of
        long-term obligations                                  1,151,359               995,156               582,203
    Advance billings                                             383,856               398,129               373,697
                                                           -------------         -------------         -------------

          Total current liabilities                            3,035,522             2,934,960             2,446,482
                                                           -------------         -------------         -------------

Deferred taxes on income                                       1,715,412             1,686,223             1,556,269
Long-term debt                                                 2,463,928             2,691,094             3,240,110
Other noncurrent liabilities                                     421,769               415,301               349,487
                                                           -------------         -------------         -------------

          Total liabilities                                    7,636,631             7,727,578             7,592,348
                                                           -------------         -------------         -------------

Preferred stockholders' equity in a
    subsidiary company                                           310,000               310,000               310,000

Stockholders' equity:
    Cumulative preferred stock, $50 par value,
        4% convertible                                                19                    19                    19
    Cumulative preference stock, no par value,
        $2.12 convertible                                          1,268                 1,292                 1,368
    Common stock, $1 par value                                   323,338               323,338               323,338
    Capital in excess of par value                                     -                     -                     -
    Retained earnings                                          4,161,616             4,103,860             3,930,970
    Accumulated other comprehensive income                        38,588                94,732               (40,474)
    Treasury stock, at cost                                   (3,389,094)           (3,378,887)           (3,245,249)
                                                           -------------         -------------         -------------

          Total stockholders' equity                           1,135,735             1,144,354               969,972
                                                           -------------         -------------         -------------

Total liabilities and stockholders' equity                  $  9,082,366          $  9,181,932          $  8,872,320
                                                           =============         =============         =============

                                Pitney Bowes Inc.
                                Revenue and EBIT
                               By Business Segment
                                  June 30, 2004
                                   (Unaudited)
                                   -----------

(Dollars in thousands)
                                                                         %
                                            2004       2003 (2)     Change
                                    ------------    ----------     -------
Second Quarter
--------------

      Revenue
      -------

      Global Mailstream Solutions    $   820,409    $   782,748          5%
      Global Enterprise Solutions        334,183        313,025          7%
      Capital Services                    51,309         38,105         35%
                                    ------------    -----------    --------

      Total Revenue                  $ 1,205,901    $ 1,133,878          6%
                                    ============    ===========    ========

      EBIT (1)
      ----

      Global Mailstream Solutions    $   256,358    $   246,316          4%
      Global Enterprise Solutions         21,262         18,556         15%
      Capital Services                    25,232         25,011          1%
                                    ------------    -----------    --------

      Total EBIT                         302,852        289,883          4%

      Unallocated amounts:
         Interest, net                   (41,656)       (40,178)
         Corporate expense               (47,019)       (44,646)
         Restructuring charge            (16,229)       (32,091)
                                    ------------    -----------
      Income before income taxes     $   197,948    $   172,968
                                    ============    ===========

(1) Earnings before interest and taxes (EBIT) excludes general corporate expenses.

(2) Prior year amounts have been reclassified to conform with the current year presentation.

                                Pitney Bowes Inc.
                                Revenue and EBIT
                               By Business Segment
                                  June 30, 2004
                                   (Unaudited)
                                   -----------

(Dollars in thousands)
                                                                             %
                                               2004          2003 (2)   Change
                                      -------------     ------------    ------
Year to Date
------------

      Revenue
      -------

      Global Mailstream Solutions      $  1,634,022     $  1,527,543         7%
      Global Enterprise Solutions           662,801          618,675         7%
      Capital Services                       81,000           78,469         3%
                                      -------------     ------------    -------

      Total Revenue                    $  2,377,823     $  2,224,687         7%
                                      =============     ============    =======
      EBIT (1)
      ----

      Global Mailstream Solutions      $    506,235     $    479,653         6%
      Global Enterprise Solutions            36,222           33,229         9%
      Capital Services                       44,442           50,407       (12%)
                                      -------------     ------------    -------

      Total EBIT                            586,899          563,289         4%

      Unallocated amounts:
         Interest, net                      (82,192)         (83,459)
         Corporate expense                  (89,466)         (87,231)
         Restructuring charge               (31,272)         (53,356)
                                      -------------     ------------
      Income before income taxes       $    383,969     $    339,243
                                      =============     ============

(1) Earnings before interest and taxes (EBIT) excludes general corporate expenses.

(2) Prior year amounts have been reclassified to conform with the current year presentation.

                                Pitney Bowes Inc.
       Reconciliation of Reported Consolidated Results to Adjusted Results
                                   (Unaudited)
                                   -----------

(Dollars in thousands, except per share amounts)

                                                   Three months ended June 30,           Six months ended June 30,
                                                 -------------------------------      -----------------------------
                                                           2004             2003              2004             2003
                                                 --------------     ------------      ------------     ------------
GAAP income before income taxes, as reported      $     197,948     $    172,968      $    383,969     $    339,243
    Restructuring charge                                 16,229           32,091            31,272           53,356
                                                 --------------     ------------      ------------     ------------
Income before income taxes, as adjusted                 214,177          205,059           415,241          392,599
Provision for income taxes, as adjusted                  69,072           65,625           133,914          125,652
                                                 --------------     ------------      ------------     ------------
Income, as adjusted                               $     145,105     $    139,434      $    281,327     $    266,947
                                                 ==============     ============      ============     ============



GAAP diluted earnings per share, as reported      $        0.58     $       0.50      $       1.11     $       0.98
    Restructuring charge                                   0.04             0.09              0.09             0.14
                                                 --------------     ------------      ------------     ------------
Diluted earnings per share, as adjusted           $        0.62     $       0.59      $       1.20     $       1.13
                                                 ==============     ============      ============     ============


GAAP net cash provided by operating activities,
  as reported                                     $     238,984     $    208,988      $    513,962     $    425,836
     Capital expenditures                               (72,378)         (70,013)         (146,847)        (138,355)
                                                 --------------     ------------      ------------     ------------
Free cash flow                                          166,606          138,975           367,115          287,481
     Payments related to restructuring charge            13,612           10,887            30,164           23,722
                                                 --------------     ------------      ------------     ------------
Free cash flow, as adjusted                       $     180,218     $    149,862      $    397,279     $    311,203
                                                 ==============     ============      ============     ============

Note: The sum of the earnings per share amounts may not equal the totals above due to rounding.